UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Gregory L. Bestick was elected as a director of the Board of Directors (“Board”) of Westwood One, Inc. (the “Company” or “Westwood”) on October 1, 2010. As of the date of this filing, Mr. Bestick has not been named to serve on any committees of the Board. Mr. Bestick replaces the vacancy created by Norman J. Pattiz’s resignation from the Board on August 31, 2010. Mr. Bestick’s biography is set forth below:

Mr. Bestick served as President of The Learning Company, a market-leading consumer software company, and as CEO of Broderbund Software, an early innovator in children’s educational software. Prior to that, he was CEO of Creative Wonders, a joint venture between video game maker Electronic Arts and the Walt Disney Corporation. He founded Ogden Park Ventures, a technology investment and consulting firm that has worked in Europe, Asia and the U.S. with the toy maker Mattel, Inc. and various private equity firms. He is currently Chairman of eLanguage, LLC, a worldwide publisher of language learning software, and serves on the Board of Directors of the Help Kenya Project, a not-for-profit educational foundation. He also serves as an advisor to Paradigm, a leading Hollywood talent agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: October 5, 2010

By: /s/ David Hillman
Name: David Hillman
Title: Chief Administrative Officer; EVP,
Business Affairs; General Counsel and
Secretary